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                                                                    EXHIBIT 99.3

                     BOEING REPORTS FIRST QUARTER DELIVERIES

SEATTLE, APRIL 6, 1998--The Boeing Company announced today that it delivered 108 commercial jet transports during the first quarter of 1998, ending March 31. The deliveries during the three-month period consisted of 34 737-300/400/500s, 12 Next-Generation 737s, 12 747s, 11 757s, 10 767s, 20 777s, 2 MD-80s, 4 MD-90s and
3 MD-11s.

Expected deliveries for the full year 1998 continue to be about 550 airplanes.

Contact:

Larry McCracken (206) 655-6123

http://www.boeing.com



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